HNI Corporation 600 East Second Street, Muscatine, Iowa 52761, Tel 563 272 7400, Fax 563 272 7347, hnicorp.com
News Release

HNI CORPORATION REPORTS FOURTH QUARTER AND FISCAL YEAR 2025 RESULTS
Multiple years of elevated earnings growth visibility
•During the quarter, the Corporation completed the acquisition of Steelcase, Inc., providing a substantial profit opportunity for the combined organization, while transforming the workplace furnishings industry
•Including timing-related financial impacts tied to a partial-month stub period of Steelcase results and all acquisition-related expenses, fiscal 2025 GAAP diluted EPS was $1.11
•2025 non-GAAP diluted EPS (excluding Steelcase) was $3.74 (+22% YoY) on net sales growth and non-GAAP margin expansion in both segments; the fourth straight year of double-digit non-GAAP EPS growth
•The Corporation expects Steelcase synergies of $120 million / non-GAAP diluted EPS accretion of $1.20
•Strategic initiatives and expected synergies (KII / Steelcase) support outlook for a fifth straight year of double-digit non-GAAP EPS growth in 2026 with multiple years of elevated earnings growth visibility

MUSCATINE, Iowa (February 25, 2026) – HNI Corporation (NYSE: HNI) today announced net sales of $2.8 billion and net income of $54.2 million for the full year ended January 3, 2026. Fourth quarter net sales and net loss were $888.4 million and $49.2 million, respectively.
Highlights
•Solid 2025 organic results — net sales, margins, and earnings. For the full-year 2025, total net sales increased 12 percent and organic net sales increased 6 percent, both on a year-over-year basis. Consolidated 2025 operating margin was 8.6 percent, unchanged year-over-year. Excluding impacts from Steelcase, full-year non-GAAP operating margin expanded 80 basis points to 9.4 percent. The improvement was driven by volume growth, productivity gains, Kimball International (KII) synergy capture, and price-cost benefits. This drove a fourth consecutive year of double-digit non-GAAP diluted EPS growth. Non-GAAP to GAAP reconciliations follow the financial statements in this release.
•Net sales growth expected in 2026. In Residential Building Products, recent structural changes and growth investments point to continued market outperformance and modest price-driven net sales growth in 2026. Industry-specific indicators and internal metrics point to another year of solid price- and volume-led net sales growth in the Workplace Furnishings segment.
•Steelcase acquisition complements existing visibility story. The Corporation continues to realize significant savings from the KII acquisition synergies and the ramp-up of its Mexico facility. Synergies associated with the integration of Steelcase are expected to add $1.20 to non-GAAP diluted EPS when fully mature, with modest accretion now expected in 2026. In addition to eliminating redundant public company corporate costs, the synergies are initially focused on efforts within the Americas and do not include any revenue synergies.
•Strong balance sheet. Post the closing of the Steelcase acquisition, the Corporation's balance sheet ended the year with a net debt-to-EBITDA ratio (as calculated under the Corporation's credit agreement) of 2.0 times. Leverage is expected to return to pre-acquisition levels in the next 18-24 months. The Corporation remains committed to payment of its longstanding dividend and continuing to invest in the business to drive future growth.
“Fiscal 2025 was a seminal year for HNI Corporation. Late in the year, we completed the acquisition of Steelcase — a combination that will not only transform our company, but also the workplace furnishings industry. And, again in 2025, our members delivered excellent results, as we reported a fourth straight year of double-digit non-GAAP EPS growth despite persistent soft and uncertain macro conditions. The positive momentum of our strategies, the benefits of our diversified revenue streams, our ongoing focus on items within our control, and the merits of our customer-first business model continued to deliver strong shareholder value.
“In our legacy workplace furnishings businesses, full-year net sales increased 15 percent and full-year organic net sales increased six percent year-over-year, fueled primarily by strength from our contract brands and the benefit of an extra week in fiscal 2025. Full-year profitability, excluding the Steelcase stub period, benefitted from volume growth, our profit transformation efforts, and KII synergy capture, while we continued to invest in future growth initiatives. Full-year GAAP operating profit margin improved 50 basis points year-over-year to 9.5 percent, while full-year non-GAAP operating profit margin expanded 100 basis points year-over-year to 10.5 percent, as we delivered on our previously stated goal of achieving double-digit operating margin. Non-GAAP operating margin has expanded nearly 900 basis points over the past three years. Looking ahead, we expect revenue growth for the full year 2026 and margin expansion in our legacy workplace furnishings businesses, even as we continue to invest to drive growth.
“In Residential Building Products, fourth quarter revenue grew more than 10 percent versus the same period of 2024, driven by strength in repair/remodel and the benefits of the extra week. For the full year, revenue increased nearly six percent versus 2024. New construction revenue was flat, with remodel-retrofit up at a double-digit pace—with solid volume improvement. In 2025, segment GAAP operating profit margin expanded 60 basis points year-over-year to 18 percent and segment non-GAAP operating profit margin expanded 60 basis points year-over-year to a strong 18.1 percent, driving greater than nine percent profit growth. We remain encouraged about the long-term opportunities tied to the broader housing market and we continue to invest to grow our operating model and revenue streams. As we look to 2026, we expect modest segment revenue and profit growth, despite ongoing challenges in the new construction market.
“Finally, the integration of the Steelcase acquisition is off to a strong start. Six months following the announcement, we are even more confident in the complementary go-to-market nature of the two businesses—from a capability, product, brand, customer, and cultural perspective. We remain confident in our ability to deliver the targeted synergies of $120 million. And, importantly, we are laser-focused on minimizing any front-end distraction across our Workplace Furnishings businesses. As we have consistently stated, there are no plans to change the dealer partnerships, salesforces, or brand distribution. This continuity is being received positively by customers, industry influencers, and our dealers.
“Our fourth quarter and 2025 results demonstrate the strength of our strategies and our ability to manage through uncertain macroeconomic conditions, while we remain focused on investing for the future. We expect strong results to continue in 2026, driven by our margin expansion efforts, synergy recognition, and continued revenue growth,” stated Jeff Lorenger, Chairman, President, and Chief Executive Officer.
HNI Corporation — Fourth Quarter Results

HNI Corporation – Fourth Quarter Financial Performance
(Dollars in millions, except per share data)
	Three Months Ended
	January 3, 2026	December 28, 2024	Change
GAAP
Net Sales	$888.4	$642.5	38.3%
Gross Profit %	40.9%	40.5%	40	bps
SG&A %	33.7%	31.6%	210	bps
Acquisition Costs %	9.7%	—%	NM
Restructuring and Impairment Charges %	1.0%	0.4%	60	bps
Operating Income (loss)	($31.2)	$54.6	(157%)
Operating Income (loss) %	(3.5%)	8.5%	-1,200	bps
Effective Tax Rate	(3.3%)	22.5%
Net Income (loss) %	(5.5%)	6.0%	-1,150	bps
EPS – diluted	($0.94)	$0.79	(219%)

Non-GAAP
Gross Profit %	41.0%	40.9%	10	bps
Operating Income	$64.6	$59.7	8.2%
Operating Income %	7.3%	9.3%	-200	bps
Effective Tax Rate	21.5%	22.5%
EPS – diluted	$0.83	$0.87	(4.6%)

The following table presents results for (1) the Corporation’s legacy business, excluding the impacts of Steelcase (“Legacy HNI”) and (2) Steelcase. Please refer to non-GAAP reconciliations, which follow the financial statements in this release for further information on the adjustments made to calculate non-GAAP performance.

HNI Corporation – Fourth Quarter Impact of Steelcase Acquisition
(Dollars in millions, except per share data)
	Three Months Ended
	January 3, 2026			December 28, 2024
GAAP	Legacy HNI	Steelcase*	Consolidated HNI*	Consolidated HNI	Legacy Change		Consolidated Change
Net Sales	$700.7	$187.6	$888.4	$642.5	9.1%		38.3%
Gross Profit	$296.3	$67.1	$363.5	$260.4	13.8%		39.6%
Gross Profit %	42.3%	35.8%	40.9%	40.5%	180	bps	40	bps
SG&A	$226.3	$73.3	$299.6	$203.3	11.3%		47.4%
Acquisition Costs	$44.7	$41.6	$86.3	$—	NM		NM
Restructuring and Impairment	$8.7	$0.2	$8.8	$2.5	251%		257%
Operating Income (Loss)	$16.7	($48.0)	($31.2)	$54.6	(69.4%)		(157%)
Operating Income (Loss) %	2.4%	(25.6%)	(3.5%)	8.5%	-610	bps	-1,200	bps
EPS - diluted			($0.94)	$0.79			(219%)

Non-GAAP
Gross Profit	$296.6	$67.5	$364.1	$262.9	12.8%		38.5%
Gross Profit %	42.3%	36.0%	41.0%	40.9%	140	bps	10	bps
Operating Income (loss)	$70.4	($5.8)	$64.6	$59.7	18.0%		8.2%
Operating Income (Loss) %	10.0%	(3.1%)	7.3%	9.3%	70	bps	-200	bps
EPS - diluted	$1.11		$0.83	$0.87	27.6%		(4.6%)

*2025 fourth quarter results reflect 24 days of Steelcase results.
HNI Corporation — Fourth Quarter Summary Comments
•Consolidated net sales increased 38.3 percent from the prior-year quarter to $888.4 million. On an organic basis, net sales increased 10.1 percent year-over-year. The acquisition of Steelcase in the current quarter increased year-over-year net sales by $187.5 million, while the divestiture of HNI India during the second quarter of 2025 decreased year-over-year net sales by $6.1 million. The Corporation's fiscal year convention resulted in 14 weeks of activity during the fourth quarter of 2025, while fourth the fourth quarter of 2024 included 13 weeks. A reconciliation of organic net sales, a non-GAAP financial measure, to net sales follows the financial statements in this release.
•Gross profit as a percent of net sales expanded 40 basis points compared to the prior-year quarter, driven by favorable price-cost and higher organic net sales volume, partially offset by impacts from the acquisition of Steelcase.
•Selling and administrative expenses as a percentage of net sales increased 210 basis points from the prior-year quarter. This increase was driven by impacts from the acquisition of Steelcase, higher core SG&A, and higher variable compensation, partially offset by higher organic net sales.
•Acquisition costs of $86.3 million were recorded during the current quarter in connection with the acquisition of Steelcase. Acquisition costs consist of change in control compensation expense, transaction success fees, and other professional service fees.

•Non-cash purchase accounting totaled $4.6 million in December related to the Steelcase acquisition. Of this total, $2.2 million was included in cost of sales and related to the inventory step-up and additional depreciation for the preliminary valuation adjustment to property, plant and equipment. The remaining $2.4 million was included in operating expenses and related to amortization of intangibles and additional depreciation for the preliminary valuation.
•Restructuring and impairment charges totaled $8.8 million in the current-year quarter, primarily in connection with the impairment of intangible assets related to a small business unit in the Workplace Furnishings segment and the Corporation's network optimization program. In the prior-year quarter, the Corporation incurred $2.5 million of restructuring and impairment charges, primarily due to the Corporation's network optimization program.
•Net income (loss) per diluted share was ($0.94) compared to $0.79 in the prior-year quarter. On a non-GAAP basis, net income per diluted share declined to $0.83 from $0.87 in the prior-year quarter, primarily driven by impacts from the acquisition of Steelcase, as well as lower core SG&A, higher variable compensation, higher insurance, and higher interest expense, and increased average shares outstanding largely due to equity issuances in connection with the acquisition, partially offset by increased Legacy HNI net sales volume and favorable price-cost.
•Income tax rate comparability versus the prior-year quarter was impacted by the effects of the Steelcase acquisition in the current-year period.
HNI Corporation — Full-Year Results

HNI Corporation — Full-Year Financial Performance
(Dollars in millions, except per share data)
	Twelve Months Ended
	January 3, 2026	December 28, 2024	Change
GAAP
Net Sales	$2,839.0	$2,526.4	12.4%
Gross Profit %	41.4%	40.9%	50	bps
SG&A %	33.0%	32.5%	50	bps
Acquisition Costs %	3.3%	—%	NM
Restructuring, Impairment, and Loss on Divestiture %	0.7%	0.2%	50	bps
Operating Income	$126.0	$206.5	(39.0%)
Operating Income %	4.4%	8.2%	-380	bps
Effective Tax Rate	40.2%	22.2%
Net Income %	1.9%	5.5%	-360	bps
EPS – diluted	$1.11	$2.88	(61.5%)

Non-GAAP
Gross Profit %	41.5%	41.1%	40	bps
Operating Income	$243.9	$217.8	12.0%
Operating Income %	8.6%	8.6%	—	bps
Effective Tax Rate	22.4%	22.2%
EPS – diluted	$3.46	$3.06	13.1%

The following table presents results for (1) the Corporation’s legacy business, excluding the impacts of Steelcase (“Legacy HNI”) and (2) Steelcase. Please refer to non-GAAP reconciliations, which follow the financial statements in this release for further information on the adjustments made to calculate non-GAAP performance.

HNI Corporation – Full-Year Impact of Steelcase Acquisition
(Dollars in millions, except per share data)
	Twelve Months Ended
	January 3, 2026			December 28, 2024
GAAP	Legacy HNI	Steelcase *	Consolidated HNI*	Consolidated HNI	Legacy Change		Consolidated Change
Net Sales	$2651.4	$187.6	$2839.0	$2526.4	4.9%		12.4%
Gross Profit	$1109.0	$67.1	$1176.1	$1033.4	7.3%		13.8%
Gross Profit %	41.8%	35.8%	41.4%	40.9%	90	bps	50	bps
SG&A	$863.7	$73.3	$937.0	$820.7	5.2%		14.2%
Acquisition Costs	$53.0	$41.6	$94.6	$—	NM		NM
Restructuring, Impairment, and Loss on Divestiture	$18.4	$0.2	$18.5	$6.2	198%		201%
Operating Income (Loss)	$173.9	($48.0)	$126.0	$206.5	(15.8%)		(39.0%)
Operating Income (Loss) %	6.6%	(25.6%)	4.4%	8.2%	-160	bps	-380	bps
EPS - diluted			$1.11	$2.88			(61.5%)

Non-GAAP
Gross Profit	$1111.1	$67.5	$1178.6	$1038.4	7.0%		13.5%
Gross Profit %	41.9%	36.0%	41.5%	41.1%	80	bps	40	bps
Operating Income (Loss)	$249.7	($5.8)	$243.9	$217.8	14.7%		12.0%
Operating Income (Loss) %	9.4%	(3.1%)	8.6%	8.6%	80	bps	—	bps
EPS - diluted	$3.74		$3.46	$3.06	22.2%		13.1%

*2025 full year results reflect 24 days of Steelcase results.
HNI Corporation — Full-Year Summary Comments
•Consolidated net sales increased 12.4 percent from the prior year to $2.8 billion. On an organic basis, net sales increased 5.6 percent compared to the prior year. The acquisition of Steelcase in the fourth quarter increased year-over-year net sales by $187.5 million, while the divestiture of HNI India during the second quarter of 2025 decreased year-over-year net sales by $16.2 million. The Corporation's fiscal year convention resulted in 53 weeks of activity during fiscal year 2025, while fiscal year 2024 included 52 weeks.
•Gross profit as a percent of net sales expanded 50 basis points compared to the prior year. This increase was driven by improved net productivity.

•Selling and administrative expenses as a percentage of net sales increased 50 basis points compared to the prior year. This increase was driven by wage inflation, impacts from the acquisition of Steelcase, and higher core SG&A, partially offset by higher organic net sales.
•Acquisition costs of $94.6 million were recorded during the current year in connection with the acquisition of Steelcase. Acquisition costs consist of change in control compensation expense, transaction success fees, and other professional service fees.
•Non-cash purchase accounting totaled $4.6 million in December related to the Steelcase acquisition. Of this total, $2.2 million was included in cost of sales and related to the inventory step-up and additional depreciation for the preliminary valuation adjustment to property, plant and equipment. The remaining $2.4 million was included in operating expenses and related to amortization of intangibles and additional depreciation for the preliminary valuation.
•Restructuring, impairment, and loss on divestiture charges of $18.5 million were primarily incurred in connection with the impairment of intangible assets related to a small business unit in the Workplace Furnishings segment, the loss on divestiture of the HNI India business, and the Corporation's network optimization program. Prior-year restructuring and impairment charges of $6.2 million were primarily incurred in connection with the Corporation's network optimization program.
•Net income per diluted share was $1.11 compared to $2.88 in the prior year. On a non-GAAP basis, net income per diluted share increased to $3.46 compared to $3.06 in the prior year, driven by higher net sales volume in the Legacy HNI businesses and improved net productivity, partially offset by impacts from the acquisition of Steelcase and higher core SG&A.
Workplace Furnishings — Fourth Quarter and Full-Year Results

Workplace Furnishings – Financial Performance
(Dollars in millions)
	Three Months Ended				Twelve Months Ended
	January 3, 2026	December 28, 2024	Change		January 3, 2026	December 28, 2024	Change
GAAP
Net Sales	$690.2	$462.9	49.1%		$2,164.1	$1,888.0	14.6%
Operating Income	$36.8	$30.7	19.6%		$183.0	$169.1	8.3%
Operating Income %	5.3%	6.6%	-130	bps	8.5%	9.0%	-50	bps

Non-GAAP
Operating Income	$45.7	$35.7	28.0%		$202.4	$179.2	12.9%
Operating Income %	6.6%	7.7%	-110	bps	9.4%	9.5%	-10	bps

The following tables present results for (1) the Corporation’s legacy Workplace Furnishings business, excluding the impacts of Steelcase (“Legacy Workplace”) and (2) Steelcase. Please refer to non-GAAP reconciliations, which follow the financial statements in this release for further information on the adjustments made to calculate non-GAAP performance.

Workplace Furnishings – Fourth Quarter Impact of Steelcase Acquisition
(Dollars in millions)
	Three Months Ended
	January 3, 2026			December 28, 2024
GAAP	Legacy Workplace	Steelcase*	Total Workplace*	Total Workplace	Legacy Change		Total Change
Net Sales	$502.6	$187.6	$690.2	$462.9	8.6%		49.1%
Operating Income (Loss)	$41.8	($5.1)	$36.8	$30.7	36.0%		19.6%
Operating Income (Loss) %	8.3%	(2.7%)	5.3%	6.6%	170	bps	-130	bps

Non-GAAP
Operating Income	$50.3	($4.5)	$45.7	$35.7	40.6%		28.0%
Operating Income %	10.0%	(2.4%)	6.6%	7.7%	230	bps	-110	bps

Workplace Furnishings – Full-Year Impact of Steelcase Acquisition
(Dollars in millions)
	Twelve Months Ended
	January 03, 2026			December 28, 2024
GAAP	Legacy Workplace	Steelcase*	Total Workplace*	Legacy Workplace	Legacy Change		Total Change
Net Sales	$1,976.5	$187.6	$2,164.1	$1,888.0	4.7%		14.6%
Operating Income (Loss)	$188.1	($5.1)	$183.0	169.1	11.3%		8.3%
Operating Income (Loss) %	9.5%	(2.7%)	8.5%	9.0%	50	bps	-50	bps

Non-GAAP
Operating Income (Loss)	$206.9	($4.5)	$202.4	$179.2	15.5%		12.9%
Operating Income (Loss) %	10.5%	(2.4%)	9.4%	9.5%	100	bps	-10	bps

*2025 fiscal year results reflect 24 days of Steelcase results.
Workplace Furnishings — Fourth Quarter Summary Comments
•Workplace Furnishings net sales increased 49.1 percent from the prior-year quarter to $690.2 million, driven by the addition of Steelcase. On an organic basis, net sales increased 10.0 percent from the prior year. The impact of the Steelcase acquisition in the current quarter increased year-over-year net sales by $187.5 million.
•Workplace Furnishings operating profit margin of 5.3 percent contracted by 130 basis points versus the prior-year period, driven by purchase accounting adjustments related to the Steelcase acquisition and higher core SG&A, partially offset by higher organic net sales volume and favorable price-cost. On a non-GAAP basis, segment operating profit margin of 6.6 percent contracted by 110 basis points.

Workplace Furnishings — Full-Year Summary Comments
•Workplace Furnishings net sales increased 14.6 percent from the prior year to $2.2 billion. On an organic basis, net sales increased 5.6 percent from the prior year. The impact of the Steelcase acquisition in the current quarter increased year-over-year net sales by $187.5 million while the divestiture of HNI India in the second quarter of 2025 decreased year-over-year net sales by $16.2 million.
•Workplace Furnishings operating profit margin of 8.5 percent contracted by 50 basis points, driven by unfavorable price-cost and higher core SG&A, partially offset by improved net productivity and higher net sales volume. On a non-GAAP basis, segment operating profit margin of 9.4 percent was flat year-over-year.

Residential Building Products — Fourth Quarter and Full-Year Results

Residential Building Products – Financial Performance
(Dollars in millions)
	Three Months Ended				Twelve Months Ended
	January 3, 2026	December 28, 2024	Change		January 3, 2026	December 28, 2024	Change
GAAP
Net Sales	$198.2	$179.6	10.3%		$674.9	$638.4	5.7%
Operating Income	$43.1	$39.8	8.4%		$121.8	$110.8	9.9%
Operating Income %	21.8%	22.2%	-40	bps	18.0%	17.4%	60	bps

Non-GAAP
Operating Income	$43.5	$39.8	9.3%		$122.1	$111.9	9.1%
Operating Income %	21.9%	22.2%	-30	bps	18.1%	17.5%	60	bps

Residential Building Products — Fourth Quarter Summary Comments
•Residential Building Products net sales increased 10.3 percent from the prior-year quarter to $198.2 million. Remodel-retrofit net sales outperformed new construction.
•Residential Building Products operating profit margin of 21.8 percent contracted by 40 basis points, driven by higher variable compensation, higher core SG&A, and reduced net productivity partially offset by favorable price-cost and higher net sales volume. On a non-GAAP basis, segment operating profit margin of 21.9 percent contracted by 30 basis points year-over-year.
Residential Building Products — Full-Year Summary Comments
•Residential Building Products net sales increased 5.7 percent from the prior year to $674.9 million. Remodel-retrofit net sales outperformed new construction.
•Residential Building Products operating profit margin of 18.0 percent expanded 60 basis points primarily due to favorable price-cost, partially offset by higher variable compensation. Segment non-GAAP operating profit margin was 18.1 percent, an improvement of 60 basis points year-over-year.

Fourth Quarter Order Rates
•In the legacy Workplace Furnishings segment, orders in the fourth quarter were up five percent compared to the prior-year period, including the impact of the extra week in 2025.
•Orders in the Residential Building Products segment increased eight percent compared to the fourth quarter of 2024, also including the extra week.
Outlook
•Net Sales. For the full year, modest organic revenue growth is expected — with the consolidated Workplace Furnishings businesses expected to grow at a rate in the mid-single digit percentage range and the Residential Building Products segment expected to grow at a rate in the low-single digits. Including Steelcase, full-year consolidated net sales are expected to more than double year-over-year. The Corporation expects first quarter 2026 consolidated net sales to increase by more than 130 percent year-over-year, inclusive of Steelcase revenue.
•Non-GAAP diluted earnings per share for the full year is expected to grow at a double-digit pace for the fifth consecutive year — with accelerating/double-digit growth in the second half expected to be driven by volume growth, accelerating productivity gains, and increased synergy recognition. In the first quarter of 2026, non-GAAP diluted EPS is expected to decrease slightly from 2025 levels. Temporary first-quarter earnings pressure is expected to be driven by revenue timing and increased investment.
Concluding Remarks
“I want to reflect on the fundamental improvements we have driven at HNI. Our transformation has taken multiple steps and years. In Workplace Furnishings, margins have been reset. Three years ago, our legacy workplace furnishings businesses launched a profitability improvement initiative that was instrumental in expanding operating margin nearly 900 basis points. In 2023, price-cost recovery following the period of elevated inflation drove the first phase of expansion. Since then, multiple portfolio management moves, ongoing network optimization efforts, KII synergies, and the benefits of ramping our Mexico facility have supported consistent profitability improvement. Based on initiatives already underway, including the recently announced plans to close our Wayland, New York manufacturing facility, we have line of sight to continued margin expansion in the coming years. And our margin expansion story is increasingly supported by a firming macroeconomic picture in our Workplace segment.
"In our Residential Building Products business, our evolution started with the strategic shifts that followed the Great Financial Crisis. Since then, we have adjusted our cost structure, fully embraced LEAN manufacturing, and continued to pursue a vertically integrated business model with the leading brands in all product categories. The result was more than 1,000 basis points of operating margin expansion over the decade post 2009. Furthermore, since 2019, the efficiency, nimbleness, and uniqueness of our building products business have supported consistently strong profitability, with sustained high margins. The consistency of both margins and cash flow are foundational elements to HNI’s financial strength. We expect this profitability and cash generation stability to continue in 2026 and beyond.

“More recently, our focus in Residential Building Products has shifted to the front end of the business and on driving top line growth. Structural changes have been implemented to organize around the customer and ensure we have laser-focused go-to-market strategies to support our growth initiatives. These front-end investments are paying off in the absence of cyclical support. In 2025, we reported segment revenue growth of six percent, despite continued weakness in the new home market. We expect outperformance again in 2026.
“This historical context helps set the stage as we enter the next, exciting chapter of the HNI story. The acquisition of Steelcase unites two industry leaders to meet the dynamic marketplace and evolving needs of the workplace amid accelerating in-office work trends. We have brought together two highly respected companies with shared values, talented teams, strong financial profiles, and highly complementary capabilities—innovation, thought leadership, and operational excellence chief among them. This strong foundation, combined with expected synergies, will accelerate our ability to invest in long-term operational enhancements, digital transformation, products to meet evolving customer needs, and customer-centered buying experiences. Our integration efforts are well underway, and we are leveraging a disciplined and proven approach informed by recent experience, while continuing to build on the iconic brands for which both companies are widely respected.
“We enter 2026 a transformed and fundamentally stronger organization. We are the market leader in both of our industries — workplace furnishings and hearth products. The acquisition of Steelcase brings tremendous capabilities, and we are confident we can improve Steelcase's margins. Our confidence is based on current synergy projections and does not include any potential revenue synergies. Over the next few years, we expect to drive substantially higher earnings, stronger margins and greater cash flow, with a conservative balance sheet. This will enable us to deliver exceptional value to our shareholders, customers, dealers, members, and communities,” concluded Mr. Lorenger.

Conference Call
As previously announced, HNI Corporation will host a conference call on Thursday, February 25, 2026 at 10:00 a.m. (Central) to discuss fourth quarter and fiscal year 2025 results. To participate, call 1-855-761-5600 – conference ID number 7175411. Both a live webcast and webcast replay will be available on HNI Corporation’s website at https://investors.hnicorp.com/events-and-presentations.

About HNI Corporation
HNI Corporation (NYSE: HNI) has been improving where people live, work, and gather for more than 75 years. HNI is a manufacturer of workplace furnishings and residential building products, operating under two segments. The Workplace Furnishings segment is a leading global designer and provider of commercial furnishings, going to market under multiple unique brands. The Residential Building Products segment is the nation’s leading manufacturer and marketer of hearth products, which include a full array of gas, electric, wood, and pellet-burning fireplaces, inserts, stoves, facings, and accessories. More information can be found on the Corporation’s website at www.hnicorp.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, which involve risks and uncertainties. Any statements, plans, objectives, expectations, strategies, beliefs, or future performance or events to the extent they are not statements of historical fact are forward-looking statements. Words, phrases or expressions such as “anticipate,” “believe,” “could,” “confident,” “continue,” “estimate,” “expect,” “forecast,” “hope,” “intend,” “likely,” “may,” “might,” “objective,” “plan,” “possible,” “potential,” “predict,” “project”, “target,” “trend” and similar words, phrases or expressions are intended to identify forward looking statements but are not the exclusive means of identifying such statements. The forward-looking statements in this release include the Corporation's expectations regarding consolidated net sales growth for fiscal year 2026 and first quarter 2026Forward-looking statements are based on information available and assumptions made at the time the statements are made. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Forward-looking statements in this release about HNI's acquisition of Steelcase in December 2025 (the "Steelcase acquisition") include, but are not limited to, statements about the benefits of the transaction, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts.
The following factors related to the Steelcase acquisition, among others, could cause actual results to differ materially from those expressed in or implied by forward-looking statements: the risk that the benefits of the Steelcase acquisition may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, trade policy (including tariff levels), laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which HNI and

Steelcase operate; any failure to promptly and effectively integrate the businesses of HNI and Steelcase; and potential adverse reactions to the transaction of HNI’s or Steelcase’s customers, employees or other business partners.
Additional important factors relating to HNI that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, disruptions in the global supply chain; the effects of prolonged periods of inflation and rising interest rates; labor shortages; the levels of office furniture needs and housing starts; overall demand for HNI’s products; general economic and market conditions in the United States and internationally; industry and competitive conditions; the consolidation and concentration of HNI’s customers; HNI’s reliance on its network of independent dealers; changes in trade policy, including with respect to tariff levels; changes in raw material, component, or commodity pricing; market acceptance and demand for HNI’s new products; changing legal, regulatory, environmental, and healthcare conditions; the risks associated with international operations; the potential impact of product defects; the various restrictions on HNI’s financing activities; an inability to protect HNI’s intellectual property; cybersecurity threats, including those posed by potential ransomware attacks; impacts of tax legislation; and force majeure events outside HNI’s control, including those that may result from the effects of climate change. A description of these risks and uncertainties and additional risks and uncertainties can be found in HNI’s annual report on Form 10-K for the year ended December 28, 2024, and subsequent quarterly and current reports filed with the Securities and Exchange Commission on Forms 10-Q and 8-K.
Forward-looking statements speak only as of the date they are made, and HNI does not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law.

HNI Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(In millions, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Net sales	$888.4	$642.5	$2,839.0	$2,526.4
Cost of sales	524.9	382.1	1,662.9	1,493.0
Gross profit	363.5	260.4	1,176.1	1,033.4
Selling and administrative expenses	299.6	203.3	937.0	820.7
Acquisition Costs	86.3	—	94.6	—
Restructuring, impairment, and loss on divestiture	8.8	2.5	18.5	6.2
Operating income (loss)	(31.2)	54.6	126.0	206.5
Interest expense, net	16.7	5.1	35.6	27.2
Other non-operating income, net	0.4	—	0.4	—
Income (loss) before income taxes	(47.6)	49.5	90.8	179.3
Income taxes	1.6	11.2	36.5	39.8
Net income (loss)	(49.2)	38.3	54.2	139.5
Less: Net income attributable to non-controlling interest	—	0.0	0.0	0.0
Net income (loss) attributable to HNI Corporation	$(49.2)	$38.3	$54.2	$139.5

Average number of common shares outstanding – basic	52.4	47.5	47.9	47.4
Net income (loss) attributable to HNI Corporation per common share – basic	$(0.94)	$0.81	$1.13	$2.95

Average number of common shares outstanding – diluted	52.4	48.6	48.9	48.5
Net income (loss) attributable to HNI Corporation per common share – diluted	$(0.94)	$0.79	$1.11	$2.88

Foreign currency translation adjustments	$2.2	$(0.3)	$8.5	$(0.4)
Change in unrealized gains (losses) on marketable securities, net of tax	0.0	(0.2)	0.2	0.1
Change in pension and post-retirement liability, net of tax	1.4	1.1	3.4	1.1
Change in derivative financial instruments, net of tax	0.1	1.6	(0.4)	1.6
Other comprehensive income (loss), net of tax	3.7	2.2	11.8	2.4
Comprehensive income (loss)	(45.5)	40.5	66.0	141.9
Less: Comprehensive income attributable to non-controlling interest	—	0.0	0.0	0.0
Comprehensive income (loss) attributable to HNI Corporation	$(45.5)	$40.5	$66.0	$141.9

Amounts may not sum due to rounding.

HNI Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	January 3, 2026	December 28, 2024
Assets
Current Assets:
Cash and cash equivalents	$209.2	$20.2
Short-term investments	6.5	6.4
Receivables	571.1	248.4
Allowance for doubtful accounts	(1.1)	(2.0)
Inventories, net	475.3	194.3
Prepaid expenses and other current assets	150.9	54.9
Total Current Assets	1,411.9	522.2
Property, Plant, and Equipment:
Land and land improvements	99.1	58.5
Buildings	529.1	407.9
Machinery and equipment	1,128.5	685.9
Construction in progress	58.5	25.9
	1,815.2	1,178.2
Less accumulated depreciation	(678.0)	(648.6)
Net Property, Plant, and Equipment	1,137.2	529.6
Right-of-use Finance Leases	11.3	14.3
Right-of-use Operating Leases	274.5	121.8
Goodwill and Other Intangible Assets, net	1,702.6	624.3
Other Assets	347.6	63.0
Total Assets	$4,885.0	$1,875.1

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$1,016.4	$391.2
Current maturities of debt	16.2	50.3
Current maturities of other long-term obligations	38.2	2.3
Current lease obligations - Finance	4.2	5.6
Current lease obligations - Operating	64.4	28.1
Total Current Liabilities	1,139.3	477.5
Long-Term Debt	1,276.9	294.3
Long-Term Lease Obligations - Finance	7.3	8.9
Long-Term Lease Obligations - Operating	224.6	109.6
Other Long-Term Liabilities	220.4	72.9
Deferred Income Taxes	180.9	71.6
Total Liabilities	3,049.5	1,034.7
Equity:
HNI Corporation shareholders’ equity	1,835.6	840.1
Non-controlling interest	—	0.3
Total Equity	1,835.6	840.4
Total Liabilities and Equity	$4,885.0	$1,875.1
Amounts may not sum due to rounding.

HNI Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

(Unaudited)

	Twelve Months Ended
	January 3, 2026	December 28, 2024
Net Cash Flows From (To) Operating Activities:
Net income	$54.2	$139.5
Non-cash items included in net income:
Depreciation and amortization	107.1	107.8
Other post-retirement and post-employment benefits	1.9	1.1
Stock-based compensation	24.7	17.4
Deferred income taxes	33.7	(14.1)
Asset impairment charges	7.7	—
Loss on sale of subsidiary	6.6	—
Other – net	14.3	5.5
Net increase (decrease) in cash from operating assets and liabilities	23.9	(19.1)
Decrease in other liabilities	2.1	(11.4)
Net cash flows from (to) operating activities	276.3	226.7

Net Cash Flows From (To) Investing Activities:
Capital expenditures	(65.8)	(50.6)
Acquisition spending, net of cash acquired	(390.3)	—
Capitalized software	(2.0)	(2.3)
Purchase of investments	(2.8)	(3.2)
Sales or maturities of investments	4.8	4.7
Net proceeds from sale of subsidiary	8.1	—
Other – net	4.1	0.4
Net cash flows from (to) investing activities	(443.9)	(51.0)

Net Cash Flows From (To) Financing Activities:
Payments of debt	(782.5)	(420.6)
Proceeds from debt	1,296.7	328.2
Dividends paid	(63.1)	(63.6)
Purchase of HNI Corporation common stock	(83.6)	(65.8)
Proceeds from sales of HNI Corporation common stock	3.8	51.2
Debt-issuance costs	(14.6)	—
Withholding related to net share settlements of equity based awards	(13.3)	(7.6)
Proceeds from COLI	32.0	—
Other – net	(12.5)	(4.0)
Net cash flows from (to) financing activities	363.1	(182.2)

Net increase (decrease) in cash and cash equivalents	195.4	(6.4)
Cash, cash equivalents, and restricted cash at beginning of period	22.5	28.9
Cash, cash equivalents, and restricted cash at end of period(1)	$217.9	$22.5
(1) Restricted cash as of January 3, 2026 and December 28, 2024 was $8.8 million and $2.4 million, respectively, and is included in "Other Assets" in the Consolidated Balance Sheets.

Amounts may not sum due to rounding.

HNI Corporation and Subsidiaries
Reportable Segment Data
(In millions)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Net Sales:
Workplace Furnishings	$690.2	$462.9	$2,164.1	$1,888.0
Residential Building Products	198.2	179.6	674.9	638.4
Total	$888.4	$642.5	$2,839.0	$2,526.4
Cost of Sales:
Workplace Furnishings	$419.8	$285.2	$1,295.7	$1,140.6
Residential Building Products	105.1	96.9	367.3	352.4
Total	$524.9	$382.1	$1,662.9	$1,493.0
Selling and Administrative Expenses:
Workplace Furnishings	$225.2	$144.5	$667.8	$573.3
Residential Building Products	49.6	42.9	185.5	174.0
General Corporate	24.9	16.0	83.7	73.4
Total	$299.6	$203.3	$937.0	$820.7
Acquisition Costs:
General Corporate	$86.3	$—	$94.6	$—
Total	$86.3	$—	$94.6	$—
Restructuring, Impairment, and Loss on Divestiture:
Workplace Furnishings	$8.5	$2.5	$17.6	$5.1
Residential Building Products	0.4	—	0.4	1.1
General Corporate	—	—	0.6	—
Total	$8.8	$2.5	$18.5	$6.2
Operating Income (Loss):
Workplace Furnishings	$36.8	$30.7	$183.0	$169.1
Residential Building Products	43.1	39.8	121.8	110.8
General Corporate	(111.1)	(16.0)	(178.9)	(73.4)
Total	$(31.2)	$54.6	$126.0	$206.5
Interest Expense, Net:	16.7	5.1	35.6	27.2
Other Non-Operating Income:	0.4	—	0.4	—
Income Before Income Taxes:	$(47.6)	$49.5	$90.8	$179.3

Depreciation and Amortization Expense:
Workplace Furnishings	$23.2	$19.2	$72.8	$73.5
Residential Building Products	3.8	3.6	14.9	14.3
General Corporate	4.7	4.9	19.3	20.1
Total	$31.6	$27.7	$107.1	$107.8
Capital Expenditures (including capitalized software):
Workplace Furnishings	$13.2	$6.5	$50.8	$36.2
Residential Building Products	2.4	2.2	10.0	8.2
General Corporate	1.4	0.9	7.1	8.4
Total	$17.0	$9.7	$67.8	$52.9

Amounts may not sum due to rounding.

HNI Corporation and Subsidiaries
Reportable Segment Data
(In millions)

(Unaudited)

	As of January 3, 2026	As of December 28, 2024
Identifiable Assets:
Workplace Furnishings	$3,887.4	$1,282.6
Residential Building Products	440.6	465.8
General Corporate	557.0	126.7
Total	$4,885.0	$1,875.1
Amounts may not sum due to rounding.

Non-GAAP Financial Measures

This earnings release includes certain non-GAAP financial measures as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of historical non-GAAP financial measures to the most directly comparable historical GAAP measures are included below. This information gives investors additional insights into HNI’s financial performance and operations. While HNI’s management believes the non-GAAP financial measures are useful in evaluating HNI’s operations, this information should be considered supplemental and not in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. In addition, these measures may be different from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

To supplement the condensed consolidated financial statements and our segment results, which are prepared and presented in accordance with GAAP, this earnings release contains the following non-GAAP financial measures for full year or interim periods: organic net sales and non-GAAP gross profit, operating income, operating profit, income taxes, effective tax rate, net income, and net income per diluted share (i.e., EPS). These measures are adjusted from the comparable GAAP measures to exclude the impacts of the selected items as summarized in the tables below. Generally, non-GAAP EPS is calculated using HNI’s overall effective tax rate for the period, as this rate is reflective of the tax applicable to most non-GAAP adjustments. In the current year and current-year quarter, the effective tax rate used to calculate non-GAAP EPS differs from the GAAP effective tax rate primarily due to the impact of nondeductible charges associated with the acquisition of Steelcase Inc. Additionally, non-GAAP EPS for the Legacy HNI business is calculated by excluding the impact of new issuances of HNI common stock and HNI restricted stock units made in connection with the acquisition of Steelcase Inc.

The sales adjustments to arrive at the non-GAAP organic net sales information presented in this earnings release relate to the exclusion of net sales of Steelcase for a portion of the current full-year period, and HNI India for a portion of the prior year period. The transactions excluded for purposes of other non-GAAP financial information included in this earnings release include: restructuring charges recorded to cost of sales comprised of accelerated depreciation, asset disposals, and relocation and new facility setup costs in the Workplace Furnishings segment; transaction costs associated with the Steelcase acquisition, interest expense associated with bridge loan financing for the Steelcase acquisition, costs associated with factory consolidation and network optimization initiatives in the Workplace Furnishings segment; current-period intangible asset impairment costs in the Workplace Furnishings segment; the gain on sale of a manufacturing facility in Workplace Furnishings; the payout to settle a pension plan at corporate; and the loss on sale of the HNI India business in Workplace Furnishings and at corporate.

This earnings release refers to our expectations regarding non-GAAP EPS. The Corporation is unable to provide a reconciliation of this forward-looking non-GAAP measure to future EPS without unreasonable effort due to the uncertainty regarding, and to the potential variability of, many of the costs and expenses that could potentially impact EPS calculated on a GAAP basis. These items include, but are not limited to, impairments, financial impacts from changes in legal, regulatory, and tax requirements, charges related to actions taken to improve future profitability, and the impact of acquisitions and divestitures, if any. These items necessary to reconcile forward-looking non-GAAP EPS to EPS could be material and have a significant impact on the Corporation’s results computed in accordance with GAAP.

HNI Corporation Reconciliation
(Dollars in millions)
	Three Months Ended
	January 3, 2026			December 28, 2024
	Workplace Furnishings	Residential Building Products	Total	Workplace Furnishings	Residential Building Products	Total
Net Sales as reported (GAAP)	$690.2	$198.2	$888.4	$462.9	$179.6	$642.5
% change from PY	49.1%	10.3%	38.3%
Less: Steelcase Inc. acquisition	187.5	—	187.5	—	—	—
Less: HNI India divestiture	—	—	—	6.1	—	6.1

Organic net sales (non-GAAP)	$502.6	$198.2	$700.8	$456.8	$179.6	$636.4
% change from PY	10.0%	10.3%	10.1%

HNI Corporation Reconciliation
(Dollars in millions)
	Twelve Months Ended
	January 3, 2026			December 28, 2024
	Workplace Furnishings	Residential Building Products	Total	Workplace Furnishings	Residential Building Products	Total
Net sales as reported (GAAP)	$2,164.1	$674.9	$2,839.0	$1,888.0	$638.4	$2,526.4
% change from PY	14.6%	5.7%	12.4%
Less: Steelcase Inc. acquisition	187.5	—	187.5	—	—	—
Less: HNI India divestiture	—	—	—	16.2	—	16.2

Organic net sales (non-GAAP)	$1,976.6	$674.9	$2,651.5	$1,871.8	$638.4	$2,510.1
% change from PY	5.6%	5.7%	5.6%

HNI Corporation Reconciliation
(Dollars in millions, except per share data)
	Three Months Ended
	January 3, 2026
	Gross Profit	Operating Income	Interest	Tax	Net Income	EPS
As reported (GAAP)	$363.5	$(31.2)	$16.7	$1.6	$(49.2)	$(0.94)
% of net sales	40.9%	(3.5%)	1.9%		(5.5%)
Tax %				(3.3%)

Restructuring charges	0.7	1.6	—	0.4	1.2	0.02
Pension Settlement	—	0.2	—	0.0	0.2	0.00
Steelcase Acquisition	—	86.3	8.2	8.4	86.0	1.61
Impairment	—	7.7	—	1.7	6.1	0.11

Results (non-GAAP)	$364.1	$64.6	$8.5	$12.1	$44.3	$0.83
% of net sales	41.0%	7.3%	1.0%		5.0%
Tax %				21.5%

HNI Corporation Reconciliation
(Dollars in millions)
	Three Months Ended
	January 3, 2026
	Legacy HNI	Steelcase	Consolidated HNI
Gross profit as reported (GAAP)	$296.3	$67.1	$363.5
% of net sales	42.3%	35.8%	40.9%

Restructuring charges recorded to cost of sales	0.3	0.4	0.7
Gross profit (non-GAAP)	$296.6	$67.5	$364.1
% of net sales	42.3%	36.0%	41.0%

Operating income as reported (GAAP)	$16.7	$(48.0)	$(31.2)
% of net sales	2.4%	(25.6%)	(3.5%)

Restructuring charges	1.0	0.6	1.6
Pension Settlement costs	0.2	—	0.2
Steelcase Acquisition	44.7	41.6	86.3
Impairment	7.7	—	7.7
Operating income (non-GAAP)	$70.4	$(5.8)	$64.6
% of net sales	10.0%	(3.1%)	7.3%

HNI Corporation Reconciliation
(Dollars in millions, except per share data)
	Three Months Ended
	January 3, 2026
GAAP (as reported):	Legacy HNI		Consolidated HNI
Operating income	$16.7		$(31.2)
Interest expense, net	12.8		16.7
Income taxes (Legacy (3.7)%, Consolidated (3.3)%)	(0.1)		1.6
Net income	$4.0		$(49.2)
Average number of common shares outstanding – diluted	47.0	(1)	52.4
EPS - Diluted	$0.09		$(0.94)

Non-GAAP:
Operating income	$70.4		$64.6
Interest expense, net	4.7		8.5
Income taxes (Legacy 21.5%, Consolidated 21.5%)	14.1		12.1
Net income	$51.6		$44.3
Average number of common shares outstanding – diluted	47.0	(1)	53.5
EPS - Diluted	$1.11		$0.83
(1) The average number of common shares outstanding – diluted for the Legacy HNI business is calculated by excluding the quarter-to-date average impacts of new issuances of HNI common stock (25.2 million) and dilutive HNI restricted stock units (0.9 million) as a result of the acquisition of Steelcase Inc.

HNI Corporation Reconciliation
(Dollars in millions, except per share data)
	Three Months Ended
	December 28, 2024
	Gross Profit	Operating Income	Tax	Net Income	EPS
As reported (GAAP)	$260.4	$54.6	$11.2	$38.3	$0.79
% of net sales	40.5%	8.5%		6.0%
Tax %			22.5%

Restructuring charges	2.5	5.1	1.1	4.0	0.08

Results (non-GAAP)	$262.9	$59.7	$12.3	$42.3	$0.87
% of net sales	40.9%	9.3%		6.6%
Tax %			22.5%

HNI Corporation Reconciliation
(Dollars in millions, except per share data)
	Twelve Months Ended
	January 3, 2026
	Gross Profit	Operating Income	Interest	Tax	Net Income	EPS
As reported (GAAP)	$1,176.1	$126.0	$35.6	$36.5	$54.2	$1.11
% of net sales	41.4%	4.4%	1.3%		1.9%
Tax %				40.2%

Restructuring charges	2.5	6.7	—	1.4	5.2	0.11
Loss on divestiture of HNI India	—	6.5	—	0.1	6.4	0.13
Pension Settlement and Gain on disposal of assets, net	—	2.4	—	0.6	1.9	0.04
Steelcase Acquisition	—	94.6	9.5	8.7	95.4	1.95
Impairment	—	7.7	—	1.7	6.1	0.12

Results (non-GAAP)	$1,178.6	$243.9	$26.0	$49.0	$169.3	$3.46
% of net sales	41.5%	8.6%	1.0%		6.0%
Tax %				22.4%

HNI Corporation Reconciliation
(Dollars in millions)
	Twelve Months Ended
	January 3, 2026
	Legacy HNI	Steelcase	Consolidated HNI
Gross profit as reported (GAAP)	$1,109.0	$67.1	$1,176.1
% of net sales	41.8%	35.8%	41.4%

Restructuring charges recorded to cost of sales	2.1	0.4	2.5
Gross profit (non-GAAP)	$1,111.1	$67.5	$1,178.6
% of net sales	41.9%	36.0%	41.5%

Operating income as reported (GAAP)	$173.9	$(48.0)	$126.0
% of net sales	6.6%	(25.6%)	4.4%

Restructuring charges	6.1	0.6	6.7
Loss on divestiture of HNI India	6.5	—	6.5
Pension Settlement and Gain on disposal of assets, net	2.4	—	2.4
Steelcase Acquisition	53.0	41.6	94.6
Impairment	7.7	—	7.7
Operating income (non-GAAP)	$249.7	$(5.8)	$243.9
% of net sales	9.4%	(3.1%)	8.6%

HNI Corporation Reconciliation
(Dollars in millions, except per share data)
	Twelve Months Ended
	January 3, 2026
GAAP (as reported):	Legacy HNI		Consolidated HNI
Operating income	$173.9		$126.0
Interest expense, net	31.7		35.6
Income taxes (Legacy 24.5%, Consolidated 40.2%)	34.8		36.5
Net income	$107.4		$54.2
Average number of common shares outstanding – diluted	47.2	(1)	48.9
EPS - Diluted	$2.27		$1.11

Non-GAAP:
Operating income	$249.7		$243.9
Interest expense, net	22.2		26.0
Income taxes (Legacy 22.4%, Consolidated 22.4%)	51.0		49.0
Net income	$176.6		$169.3
Average number of common shares outstanding – diluted	47.2	(1)	48.9
EPS - Diluted	$3.74		$3.46
(1) The average number of common shares outstanding – diluted for the Legacy HNI business is calculated by excluding the year-to-date average impacts of new issuances of HNI common stock (25.2 million) and dilutive HNI restricted stock units (0.9 million) as a result of the acquisition of Steelcase Inc.

HNI Corporation Reconciliation
(Dollars in millions, except per share data)
	Twelve Months Ended
	December 28, 2024
	Gross Profit	Operating Income	Tax	Net Income	EPS
As reported (GAAP)	$1,033.4	$206.5	$39.8	$139.5	$2.88
% of net sales	40.9%	8.2%		5.5%
Tax %			22.2%

Restructuring charges	5.0	11.3	2.5	8.8	0.18

Results (non-GAAP)	$1,038.4	$217.8	$42.3	$148.3	$3.06
% of net sales	41.1%	8.6%		5.9%
Tax %			22.2%

Workplace Furnishings Reconciliation
(Dollars in millions)
	Three Months Ended
	January 03, 2026			December 28, 2024
	Legacy Workplace Furnishings	Steelcase	Total Workplace Furnishings	Total Workplace Furnishings	Percent Change

Operating income as reported (GAAP)	$41.8	$(5.1)	$36.8	$30.7	19.6%
% of net sales	8.3%	(2.7%)	5.3%	6.6%

Restructuring charges	0.7	0.6	1.2	5.0
Impairment	7.7	—	7.7	—

Operating income (non-GAAP)	$50.3	$(4.5)	$45.7	$35.7	28.0%
% of net sales	10.0%	(2.4%)	6.6%	7.7%

Workplace Furnishings Reconciliation
(Dollars in millions)
	Twelve Months Ended
	January 03, 2026			December 28, 2024
	Legacy Workplace Furnishings	Steelcase	Total Workplace Furnishings	Total Workplace Furnishings	Percent Change

Operating income as reported (GAAP)	$188.1	$(5.1)	$183.0	$169.1	8.3%
% of net sales	9.5%	(2.7%)	8.5%	9.0%

Restructuring charges	5.8	0.6	6.3	10.1
Loss on divestiture of HNI India	5.9	—	5.9	—
Impairment	7.7	—	7.7	—
Gain on disposal of assets, net	(0.6)	—	(0.6)	—

Operating income (non-GAAP)	$206.9	$(4.5)	$202.4	$179.2	12.9%
% of net sales	10.5%	(2.4%)	9.4%	9.5%

Residential Building Products Reconciliation
(Dollars in millions)
	Three Months Ended			Twelve Months Ended
	January 3, 2026	December 28, 2024	Percent Change	January 03, 2026	December 28, 2024	Percent Change
Operating income as reported (GAAP)	$43.1	$39.8	8.4%	$121.8	$110.8	9.9%
% of net sales	21.8%	22.2%		18.0%	17.4%

Restructuring charges	0.4	—		0.4	1.1

Operating income (non-GAAP)	$43.5	$39.8	9.3%	$122.1	$111.9	9.1%
% of net sales	21.9%	22.2%		18.1%	17.5%

For Information Contact:
Vincent P. Berger, Executive Vice President and Chief Financial Officer (563) 272-7400
Matthew S. McCall, Vice President, Investor Relations and Corporate Development (563) 275-8898